UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2011

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On February 11, 2011, Dr. Rajiv Laroia accepted an offer of employment as Senior Vice President of Engineering and Chief Technology Officer of Sonus Networks, Inc. (the “Company”).  Dr. Laroia joined the Company on February 11, 2011.

Pursuant to an offer letter dated February 10, 2011 (the “Employment Agreement”), Dr. Laroia will receive an initial annual base salary of $375,000, less applicable state and federal withholdings.  He will be eligible to participate in the Company’s Senior Management Cash Incentive Plan (or its successor) during each year he is employed by the Company with a target bonus of 100% of his then-current annual base salary subject to the achievement of specific objectives.  For fiscal year 2011, Dr. Laroia’s specific objectives will be agreed upon with the Company’s Chief Executive Officer promptly after Dr. Laroia’s commencement date and, if received, his 2011 target bonus will be pro rated for the number of days in 2011 that he was employed with the Company.

Pursuant to the Employment Agreement, on February 15, 2011, Dr. Laroia will be granted non-qualified options (the “Options”) to purchase up to 750,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”), at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on such date.  Subject to the provisions of the Employment Agreement, 25% of the Options will vest on the first anniversary of his commencement date and the remaining 75% will vest in equal monthly increments through the fourth anniversary of his commencement date.

Pursuant to the Employment Agreement, on February 15, 2011, Dr. Laroia will also be granted 562,500 restricted shares of the Company’s common stock (the “Performance Shares”) under the Plan, which will be subject to both performance and time vesting.  The Chief Executive Officer, in his sole discretion, will establish metrics reflecting “initiate”, “threshold”, “target” and “maximum” levels of achievement for the period January 1, 2011 through December 31, 2011 (the “Performance Period”).  Subject to Dr. Laroia remaining employed at the end of the Performance Period, if the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company determines that Company performance is: (i) above the “initiate” level of achievement, then Performance Shares will begin to become performance vested; (ii) at the “threshold” level of achievement, then 187,500 Performance Shares will become performance vested; (iii) at the “target” level of achievement, then 375,000 Performance Shares will become performance vested; and (iv) at the “maximum” level of achievement, then 562,500 Performance Shares will become performance vested; provided, however, that the number of Performance Shares that become performance vested for performance between the “initiate”, “threshold”, “target” and “maximum” levels of achievement will be pro rated.

Once the number of Performance Shares that have performance vested has been established by the Compensation Committee pursuant to the formula described above (such number of shares being referred to as the “Restricted Shares”), 25% of the Restricted Shares will vest on the date the Company reports its financial results by which the achievement of the performance metrics can be determined and, subject to Dr. Laroia’s continued employment with the Company, an additional 25% of the Restricted Shares will vest on each of the second, third and fourth anniversaries of his commencement date.  Any Performance Shares or Restricted Shares that do not vest based on the performance and time criteria described above will automatically be forfeited.

In the event of an Acquisition (as defined in the Employment Agreement), 50% of all unvested Options will vest immediately upon the date of Acquisition and the remaining unvested Options will continue to vest according to their terms.  If the Acquisition occurs during the Performance Period, 375,000 Performance Shares will vest as follows: 50% of such shares will vest immediately upon the date of Acquisition and, subject to Dr. Laroia’s continued employment with the Company or a successor entity, 16.667% of such shares will vest on each of the first, second and third anniversaries of the date of Acquisition.  If, however, the Acquisition occurs after the Performance Period, 50% of the unvested Restricted Shares will vest immediately upon the date of Acquisition and the remaining unvested Restricted Shares will continue to vest according to their terms.

The Employment Agreement also provides that if Dr. Laroia is terminated for any reason other than Cause (as defined in the Employment Agreement), or is terminated due to his death or Disability (as defined in the Employment Agreement) or if Dr. Laroia terminates his employment with Good Reason (as defined in the Employment Agreement), he will receive:  (1) a payment equal to his then annual base salary plus his then target bonus (or 1.5 times his then annual base salary and 1.5 times his then target bonus if the termination follows an Acquisition); (2) health benefits continuation for him and his dependants at the Company’s expense for 12 months following his termination; (3) any allowable unreimbursed expenses, any accrued but unused vacation pay and any earned but unpaid bonus amounts owing to Dr. Laroia at the time of termination; (4) acceleration of the vesting of any unvested Options as of the termination date that would have vested over the 18 months following termination, provided that if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested Options will accelerate and immediately vest on the termination date; and all Options vesting pursuant to this clause (4) will remain outstanding and exercisable for the shorter of three years from the termination date or the remaining life of the Options; and (5) any unvested Restricted Shares as of the termination date that would vest during the 18 months following Dr. Laroia’s termination will accelerate and immediately vest upon termination, provided that, if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested Restricted Shares will accelerate and immediately vest upon termination.

In the event that, during the Performance Period, the Company terminates Dr. Laroia’s employment for any reason other than Cause, Dr. Laroia’s employment terminates due to his death or Disability, or Dr. Laroia terminates his employment for Good Reason, then 375,000 Performance Shares will vest as follows: 25% of the Performance Shares will vest immediately upon the termination date and the remainder of such Performance Shares that are unvested as of the termination date and that would vest during the 18 months following Dr. Laroia’s termination will accelerate and vest immediately upon the termination date.  If, however, the termination occurs in contemplation of, upon or after an Acquisition, then Dr. Laroia will be entitled to receive 375,000 shares of the Company’s common stock on the termination date in satisfaction of his award of Performance Shares.

Dr. Laroia is an employee-at-will.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dr. Laroia, age 48, founded Flarion Technologies in 2000, a company that developed and commercialized the first Orthogonal frequency-division multiplexing-based all-IP wireless data system.  Flarion was acquired by QUALCOMM Incorporated (Nasdaq: QCOM) in 2006.  Since 2006, Dr. Laroia has served as Senior Vice President at QUALCOMM Incorporated, focusing on advanced research in wireless networks and technologies.  Dr. Laroia has also served in senior leadership positions in Lucent/Bell Laboratories, Flarion Technologies and QUALCOMM.  Dr. Laroia received his Ph.D. and Master’s degrees from the University of Maryland, College Park in 1992 and 1989, respectively, and a

Bachelor’s degree in 1985 from the Indian Institute of Technology, Delhi, all in electrical engineering.   He was inducted to the Innovations Hall of Fame, University of Maryland, College Park, in 2006.  In 2007, he received the IIT Delhi Distinguished Alumni Award.  Dr. Laroia is a Fellow of the Institute of Electrical and Electronics Engineers.

On February 14, 2011, the Company issued a press release announcing the employment of Dr. Laroia as the Company’s new Chief Technology Officer.  A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

(e)  On February 14, 2011, Raymond P. Dolan, the Company’s President and Chief Executive Officer, and the Company entered into a letter agreement (the “Amendment”), amending certain terms of the compensation set forth in Mr. Dolan’s October 8, 2010 employment agreement (the “Original Agreement”).

On October 15, 2010, pursuant to the Original Agreement, Mr. Dolan was granted 750,000 restricted shares of the Company’s common stock (the “Performance Shares”) under the Company’s 2007 Stock Incentive Plan, as amended, which are subject to both performance and time vesting.  The Amendment amends the performance vesting terms under which Mr. Dolan will receive such Performance Shares, by creating an additional performance level — an “initiate” level of achievement — to the original three levels of achievement that Mr. Dolan may accomplish, if at all, for the period January 1, 2011 through December 31, 2011 (the “Performance Period”).  The Compensation Committee, in its sole discretion, will establish metrics reflecting the “initiate”, “threshold”, “target” and “maximum” levels of achievement for the Performance Period.  Subject to Mr. Dolan remaining employed at the end of the Performance Period, if the Compensation Committee determines that Company performance is: (i) above the “initiate” level of achievement, then Performance Shares will begin to become performance vested; (ii) at the “threshold” level of achievement, then 250,000 Performance Shares will become performance vested; (iii) at the “target” level of achievement, then 500,000 Performance Shares will become performance vested; and (iv) at the “maximum” level of achievement, then 750,000 Performance Shares will become performance vested; provided, however, that the number of Performance Shares that become performance vested for performance between the “initiate”, “threshold”, “target” and “maximum” levels of achievement will be pro rated.

As the Compensation Committee considered Mr. Dolan’s performance metrics, it was determined that linear vesting, beginning at zero (reflected by the additional “initiate” level), would more accurately reward performance along a spectrum, rather than vesting that begins at a number larger than zero.

Except as modified by the terms of the Amendment, the terms of the Original Agreement will remain in full force and effect.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Sonus Networks, Inc. and Rajiv Laroia, accepted on February 11, 2011.

10.2	Amendment to Employment Agreement between Sonus Networks, Inc. and Raymond P. Dolan, accepted on February 14, 2011.

99.1	Press release of Sonus Networks, Inc. dated February 14, 2011 announcing employment of its Senior Vice President of Engineering and Chief Technology Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel